Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Delivers Strong First Quarter 2022 Results and Declares Dividend

•Achieved $3.2 million of net income, or $0.07 per share, and Adjusted EBITDA of $14.8 million, 15% higher than prior year quarter.
•Increased year-over-year net timber sales prices by 30% for sawtimber and 8% for pulpwood.
•Continued to achieve significant timber sales pricing premiums above market averages — 47% for sawtimber and 37% for pulpwood.
•Generated 17% higher timber sales revenue year-over-year in the U.S. South.
•Produced $12 million of net cash provided by operating activities and $10.2 million in Cash Available for Distribution, 4% and 34% year-over-year increases, respectively.
•Registered timberland sales revenue of $6.1 million, on track with annual guidance.
•Agreed to two accretive acquisitions, totaling more than 2,400 acres for approximately $5 million, after quarter’s close.

ATLANTA – May 5, 2022 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported first quarter 2022 results. The company also declared a cash dividend of $0.075 per share for its common stockholders of record as of May 31, 2022, payable on June 15, 2022.

Brian M. Davis, CatchMark President and CEO, said: “First quarter results again demonstrated how CatchMark’s prime timberlands located in select leading U.S. South mill markets continue to deliver superior pricing for our harvests well above market averages while also registering significant year-over-year growth. For the full year, we expect to achieve sawtimber pricing of approximately 20% over 2021 as demand for new housing remains strong even in a higher interest rate environment. Retail land sales also contributed to our strong quarterly results, capturing excellent pricing for acreage with stocking and productivity characteristics below our portfolio averages. At the same time, our small-tract acquisition program has gained traction, benefiting from our improved balance sheet and strong liquidity position, and focusing on markets where our local presence gives us an advantage in finding good value.”

FIRST QUARTER 2022 RESULTS

The following table summarizes the first quarter and comparable prior year period results:

Exhibit 99.1

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended March 31,		Change
	2022	2021	Dollars, Tons or Acres	%
Results of Operations
Revenues	$26.9	$27.7	$(0.7)	(3)%
Net Income (Loss)	$3.2	$(0.6)	$3.7	678%
Adjusted EBITDA	$14.8	$12.9	$1.9	15%

Harvest Volume (tons)	468,608	524,762	(56,154)	(11)%
Acres Sold	3,400	1,800	1,600	96%

First quarter 2022 net income of $3.2 million resulted primarily from substantially higher net timber sales pricing, profits on timberland sales, and lower interest expense.

•Higher year-over-year Adjusted EBITDA resulted primarily from increased net timberland sales and higher net timber sales pricing.
•Revenues decreased slightly, down 3%, primarily due to lower year-over-year timber sales revenues, down 12%, resulting principally from reduced harvest volumes related to the disposition of the Bandon timberlands in the Pacific Northwest completed in third quarter 2021.
•CatchMark’s operations — now concentrated entirely in the U.S. South, the nation’s leading timber basket — again achieved significant increases in net timber sales prices and prices well above U.S. South-wide averages. These pricing advantages helped lessen the revenue impact of planned lower harvest volumes.

Business Segments Overview

Harvest Operations

	Three Months Ended March 31,		Change
(in millions except for prices)	2022	2021	$	%
Timber Sales Revenue - Consolidated	$17.7	$20.1	$(2.4)	(12)%
Timber Sales Revenue - U.S. South	$17.7	$15.2	$2.5	17%
Timber Sales Revenue - PNW	$—	$4.9	$(4.9)	(100)%
Harvest EBITDA	$9.6	$8.9	$0.7	8%
Net Timber Sales Price - U.S. South (per ton):
Pulpwood	$15	$14	$1	8%
Sawtimber	$33	$25	$8	30%

•Timber sales revenue decreased year-over-year as a result of the exit from the Pacific Northwest in August 2021, offset by a $2.5 million increase in timber sales revenue from the U.S. South.
•In the U.S. South, where CatchMark now operates exclusively, timber sales revenue of $17.7 million was 17% higher year-over-year, despite a planned 2% decrease in harvest volumes.
•Harvest EBITDA increased 8% due to higher pricing and lower forestry management and other operating expenses, offset by lower volumes.
•Net timber sales prices for pulpwood and sawtimber were 8% and 30% higher, respectively, than first quarter 2021 and registered 37% and 47% premiums, respectively, over TimberMart-South South-wide averages.

Exhibit 99.1
•Harvest productivity on an annualized per-acre basis held steady.

Todd Reitz, CatchMark’s Chief Resources Officer, said: “CatchMark continues to benefit from our prime timberlands located in premier U.S. South mill markets. Strong demand for all products and low raw material inventories during the quarter kept pricing tension high and we capitalized on the opportunity, registering significant delivered and stumpage sales pricing increases. Successful negotiations with many of our customers supported delivered price increases and helped offset rising cut and haul costs, allowing us to maintain stumpage margins. Strong macro-demand fundamentals continue to drive mill production needs and pricing for chip-n-saw and pine sawtimber products should remain strong into the second quarter.”

Real Estate

	Three Months Ended March 31,		Change
(in millions except for prices)	2022	2021	$	%
Timberland Sales Revenue	$6.1	$3.4	$2.7	81%
Real Estate EBITDA	$5.8	$3.1	$2.6	83%
Average Sales Price (per acre)	$1,771	$1,923	$(152)	(8)%

•Timberland sales revenue increased 81% year-over-year from selling significantly more acres as compared to the same period last year. As expected, in the first quarter, we completed approximately 35% to 40% of our annual timberland sales target. CatchMark continued to generate strong relative pricing on below-portfolio quality assets, evidence of the robust retail demand for rural recreational land. The acres sold during the quarter had a substantially lower average merchantable timber stocking than the company portfolio average.
•CatchMark sold 3,400 acres of timberlands with a cost basis of $4.0 million for $6.1 million compared to first quarter 2021 when the company sold 1,800 acres with a cost basis of $1.9 million for $3.4 million.
•The 8% lower year-over-year timberland sales price per acre was due to lower productivity characteristics, including a significantly lower percentage of upland pine plantation and significantly lower pine stocking.

Investment Management

	Three Months Ended March 31,		Change
(in millions)	2022	2021	$	%
Asset Management Fee Revenue	$2.2	$3.1	$(0.9)	(30)%
Investment Management EBITDA	$2.7	$3.8	$(1.1)	(28)%

•Asset management fees decreased as a result of exiting the Triple T joint venture in 2021. The fees recognized from Triple T in the first quarter of 2022 were paid under a transition services agreement which expired in March 2022.
•Investment Management EBITDA decreased primarily due to a $0.9 million decrease in asset management fees and a $0.1 million decrease in Adjusted EBITDA generated by the Dawsonville Bluffs joint venture.

Exhibit 99.1
•CatchMark recognized $0.5 million of income and $0.6 million of Investment Management EBITDA from Dawsonville Bluffs and received $0.1 million in operating distributions from the joint venture, which continued to capitalize on strong demand for wetlands mitigation credits.

ACCRETIVE ACQUISITIONS

After the quarter’s close, CatchMark entered into two separate purchase and sale agreements to acquire more than 2,400 acres of high-quality timberlands in Alabama and South Carolina for approximately $5 million dollars.

•The acquisitions will be funded with cash on-hand and are expected to close by early third quarter.
•The properties are located within existing CatchMark operating footprints in leading U.S. South mill markets where the company can serve existing mill customers and gain efficiencies with contractors.
•The transactions fit the company’s acquisition target objectives with long-term portfolio accretive attributes.

Davis said: “These timberlands have characteristics that feature a high allocation of pine plantations and good value compared to our underwriting metrics. We will continue to be deliberate and prudent in identifying acquisitions, whether under our small-tract program or larger acquisition strategy.”

CAPITAL POSITION AND SHARE REPURCHASES

Ample Liquidity:

•CatchMark continued to maintain a strong balance sheet and ample liquidity, including $27.4 million of cash on-hand, with no changes in its credit facilities during the quarter.
•As of March 31, 2022, the company had $253.6 million of borrowing capacity remaining under its credit facilities.

CatchMark's Chief Financial Officer Ursula Godoy-Arbelaez said: “During the quarter, company leverage remained low and debt capital remained available and attractively priced despite the rising interest rate environment, which we have hedged against. The company’s solid capital position allows us to move forward with our acquisition growth strategy, which we expect will gain further momentum over the course of the year.”

Covered Quarterly Dividend: Stockholders received a total of $3.6 million in dividend distributions, which were fully covered by net cash provided by operating activities and Cash Available for Distribution.

Share Repurchases: The company did not make any share repurchases during the quarter and had $13.7 million remaining under its share repurchase program as of March 31, 2022.

Exhibit 99.1
Conference Call
The company will host a conference call and live webcast at 10 a.m. ET on Friday, May 6, 2022 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-317-6011 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is also available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

About CatchMark
CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 365,300 acres* of timberlands located in the U.S. South. For more information, visit www.catchmark.com.
* As of March 31, 2022

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, our expectations with respect to product price appreciation, our ability to meet our timberland sales targets, and the availability of capital to support our growth strategy; and that we expect our growth strategy to gain momentum over the course of the year. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change; (xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xiv) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

Exhibit 99.1

Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Timber sales	$17,723	$20,149
Timberland sales	6,070	3,357
Asset management fees	2,179	3,118
Other revenues	970	1,062
	26,942	27,686
Expenses
Contract logging and hauling costs	6,341	8,731
Depletion	4,149	7,725
Cost of timberland sales	4,337	2,155
Forestry management expenses	1,625	1,887
General and administrative expenses	3,969	3,600
Land rent expense	80	113
Other operating expenses	1,249	1,713
	21,750	25,924

Other income (expense):
Interest income	3	1
Interest expense	(2,501)	(2,928)
	(2,498)	(2,927)

Income (loss) before unconsolidated joint venture	2,694	(1,165)

Income from unconsolidated joint venture:
Dawsonville Bluffs	490	614
Net income (loss)	3,184	(551)
Net income (loss) attributable to noncontrolling interests	8	(1)
Net income (loss) attributable to common stockholders	$3,176	$(550)

Weighted-average common shares outstanding — basic	48,479	48,796
Income (loss) per share — basic	$0.07	$(0.01)

Weighted-average common shares outstanding — diluted	48,479	48,796
Income (loss) per share — diluted	$0.07	$(0.01)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	March 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$27,395	$22,963
Accounts receivable	3,187	5,436
Prepaid expenses and other assets	9,179	6,294
Operating lease right-of-use asset	2,450	2,527
Deferred financing costs	2,444	2,606
Timber assets:
Timber and timberlands, net	460,022	466,130
Intangible lease assets	1	1
Investments in unconsolidated joint ventures	1,755	1,353
Total assets	$506,433	$507,310

Liabilities:
Accounts payable and accrued expenses	$2,773	$3,677
Operating lease liability	2,632	2,707
Other liabilities	1,355	18,683
Notes payable and lines of credit, net of deferred financing costs	298,370	298,247
Total liabilities	305,130	323,314

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 49,248 and 48,888 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	492	489
Additional paid-in capital	730,836	729,960
Accumulated deficit and distributions	(537,940)	(537,477)
Accumulated other comprehensive income (loss)	6,064	(11,217)
Total stockholders’ equity	199,452	181,755
Noncontrolling Interests	1,851	2,241
Total equity	201,303	183,996
Total liabilities and equity	$506,433	$507,310

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$3,184	$(551)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion	4,149	7,725
Basis of timberland sold, lease terminations and other	4,040	1,966
Stock-based compensation expense	851	619
Noncash interest expense	390	585
Noncash lease expense	3	5
Other amortization	30	43
(Income) loss from unconsolidated joint ventures	(490)	(614)
Operating distributions from unconsolidated joint ventures	88	—
Interest paid under swaps with other-than-insignificant financing element	1,397	1,407
Changes in assets and liabilities:
Accounts receivable	2,062	489
Prepaid expenses and other assets	239	215
Accounts payable and accrued expenses	(856)	658
Other liabilities	(3,051)	(955)
Net cash provided by operating activities	12,036	11,592

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(2,098)	(2,317)
Net cash used in investing activities	(2,098)	(2,317)

Cash Flows from Financing Activities:
Financing costs paid	(32)	(4)
Interest paid under swaps with other-than-insignificant financing element	(1,397)	(1,407)
Dividends/distributions paid	(3,648)	(6,565)
Repurchases of common shares	(26)	(78)
Repurchase of common shares for minimum tax withholding	(403)	(489)
Net cash used in financing activities	(5,506)	(8,543)
Net change in cash and cash equivalents	4,432	732
Cash and cash equivalents, beginning of period	22,963	11,924
Cash and cash equivalents, end of period	$27,395	$12,656

Exhibit 99.1
CATCHMARK TIMBER TRUT, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2022	2021
	Q1	Q1
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	228	273
Sawtimber (1)	241	252
Total	469	525

Harvest Mix
Pulpwood	49%	52%
Sawtimber (1)	51%	48%

Period-end Acres ('000)
Fee	352	385
Lease	13	15
Wholly-owned total	365	400
Joint venture interests (4)	—	1,081
Total	365	1,481

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	228	271
Sawtimber (1)	241	205
Total	469	476

Harvest Mix
Pulpwood	49%	57%
Sawtimber (1)	51%	43%
Delivered % as of total volume	66%	74%
Stumpage % as of total volume	34%	26%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$15	$14
Sawtimber (1)	$33	$25

Timberland Sales
Gross sales ('000)	$6,070	$3,357
Acres sold	3,400	1,800
% of fee acres	1.0%	0.5%
Price per acre (3)	$1,771	$1,923

Pacific Northwest (6)
Timber Sales Volume (tons,'000)
Pulpwood	—	2
Sawtimber (1)	—	47
Total	—	49

Harvest Mix
Pulpwood	—%	4%
Sawtimber (1)	—%	96%
Delivered % as of total volume	—%	100%
Stumpage % as of total volume	—%	—%

Delivered Timber Sales Price ($ per ton) (2) (5)
Pulpwood	$—	$30
Sawtimber (1)	$—	$104
(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the three months ended March 31, 2022 and 2021, we retained 7,000 tons and 9,800 tons of merchantable inventory, with a sawtimber mix of 79% and 56%, respectively.
(4)    Represents properties owned by Triple T joint venture in which CatchMark owned a common partnership interest; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest.
(5)    Delivered timber sales price includes contract logging and hauling costs.
(6)    Exited the Pacific Northwest in August 2021.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$3,184	$(551)
Add:
Depletion	4,149	7,725
Interest expense (1)	2,111	2,342
Amortization (1)	423	633
Depletion, amortization, and basis of timberland and mitigation credits sold included in loss from unconsolidated joint venture (2)	64	88
Basis of timberland sold, lease terminations and other (3)	4,040	1,966
Stock-based compensation expense	851	619
Post-employment benefits (4)	8	16
Other (5)	16	99
Adjusted EBITDA (6)	$14,846	$12,937
(1)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(2)    Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(3)    Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(4)    Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(5)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.
(6)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Timber sales	$17,723	$20,149
Other revenue	970	1,062
(-) Contract logging and hauling costs	(6,341)	(8,731)
(-) Forestry management expenses	(1,625)	(1,887)
(-) Land rent expense	(80)	(113)
(-) Other operating expenses	(1,249)	(1,713)
(+) Stock-based compensation	171	107
(+/-) Other	42	53
Harvest EBITDA	9,611	8,927

Timberland sales	6,070	3,357
(-) Cost of timberland sales	(4,337)	(2,155)
(+) Basis of timberland sold	4,019	1,942
Real Estate EBITDA	5,752	3,144

Asset management fees	2,179	3,118
Unconsolidated Dawsonville Bluffs joint venture EBITDA	554	702
Investment Management EBITDA	2,733	3,820

Total Operating EBITDA	18,096	15,891

(-) General and administrative expenses	(3,969)	(3,600)
(+) Stock-based compensation	680	512
(+) Interest income	3	—
(+) Post-employment benefits	8	16
(+/-) Other	28	118
Corporate EBITDA	(3,250)	(2,954)

Adjusted EBITDA (1)	$14,846	$12,937

(1)    See definition of Adjusted EBITDA in footnote 6 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended March 31,
	2022	2021
Cash Provided by Operating Activities	$12,036	$11,592
Capital expenditures (excluding timberland acquisitions)	(2,098)	(2,317)
Working capital change	1,606	(407)
Distributions from unconsolidated joint ventures	—	—
Post-employment benefits	8	16
Interest paid under swaps with other-than-insignificant financing element	(1,397)	(1,407)
Other	16	99
Cash Available for Distribution (1)	$10,171	$7,576

Adjusted EBITDA (2)	$14,846	$12,937
Interest paid	(2,111)	(2,342)
Capital expenditures (excluding timberland acquisitions)	(2,098)	(2,317)
Distributions from unconsolidated joint ventures	88	—
Adjusted EBITDA from unconsolidated joint ventures	(554)	(702)
Cash Available for Distribution (1)	$10,171	$7,576

Dividends/distributions paid	$3,648	$6,565

Weighted-average shares outstanding — basic	48,479	48,796

Dividends per share	$0.075	$0.135

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.
(2)    See definition of Adjusted EBITDA in footnote 6 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.